Exhibit 8.2

July 7, 2025

YD Biopharma Limited

12th Floor, No. 101, Section 2

Nanjing East Road, Zhongshan District

Taipei City, Taiwan 54186159

Re:	Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as counsel to YD Biopharma Limited, a Cayman Islands exempted company (the “Company”), in connection with the negotiation and execution of the Merger Agreement and Plan of Reorganization, dated as of September 24, 2024 (as amended by Amendment No. 1 to Merger Agreement and Plan of Reorganization, dated as of May 30, 2025, and as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Breeze Holdings Acquisition Corp., a Delaware corporation (“Breeze”), YD Bio Limited, a Cayman Islands exempted company (“Pubco”), BH Biopharma Merger Sub Limited, a Cayman Island exempted company and a direct, wholly owned subsidiary of Pubco (“Merger Sub”), Breeze Merger Sub, Inc., a Delaware corporation (“Breeze Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”). Reference is made to the Registration Statement on Form F-4 of Pubco, including joint proxy statement/prospectus forming a part thereof, initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on November 25, 2024 (Registration Number 333-283428, as amended or supplemented through the date hereof, the “Registration Statement”), relating to the Merger. Capitalized terms used but not defined herein have the meaning given to such terms in the Registration Statement.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of this opinion (collectively, the “Documents”). In our examination of the Documents, we have assumed, without independent verification, (i) their completeness and authenticity, (ii) that each of the Documents has been or will be duly authorized and executed in the form as examined by us and will be binding upon all parties thereto, (iii) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein, (iv) that the transactions provided for by each agreement were and will be carried out in accordance with their terms, (v) that the Merger will be consummated in compliance with the Agreement, and (vi) that the parties to the Merger Agreement have no plan or intention to waive or modify, and have not waived or modified, any of the material terms or conditions in the Merger Agreement. We are relying upon the accuracy of any representations or statements made that are qualified by the maker’s knowledge or belief as if such representations or statements were made without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not been asked to and have not attempted to verify any facts, information, warranties or representations (collectively “Statements”) through independent investigation and are assuming that each is true, correct and complete as of the date hereof and that no actions inconsistent with such statements have occurred or will occur.

Based on and subject to the foregoing, the qualifications, exceptions, assumptions, qualifications and limitations contained herein and in the Registration Statement, it is our opinion that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above, nor do we express any opinion on any other issue relating to the Company or Pubco, or to any investment therein or under any other law. In addition, we express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, transactions that are not specifically addressed herein.

Our opinion is based upon the Code, the income tax regulations promulgated thereunder, and administrative and judicial determinations, all as of the date hereof and all of which are subject to change either prospectively or retroactively. In addition, our opinion is based upon our knowledge of the facts as of the date hereof. If (i) the relevant facts at the time of closing differ from those represented to us in the representation certificates provided to us by the Company’s officer(s) and Pubco’s officer(s) or reflected in the Documents, (ii) the Merger is completed under terms not contained in the Merger Agreement, (iii) our assumptions prove to be untrue, or (iv) the existing authorities are modified by legislative, administrative or judicial action, our conclusions may differ and our opinion may not be relied upon. Furthermore, by rendering this opinion, we undertake no responsibility to provide a revised opinion or other advice, and we assume no duty to communicate with you with respect to any new developments in the application or interpretation of the federal income tax laws.

You should be aware that no ruling has been sought or obtained from the Internal Revenue Service (the “Service”) as to the federal income tax consequences of any aspect of the Merger and that our opinion is not binding on the Service. You should also be aware that there can be no assurance, and none is hereby given, that the Service will not take a position contrary to the position reflected in our opinion, or that our opinion will be upheld by the courts if challenged by the Service.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the “Material U.S. Federal Income Tax Considerations” section in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ ArentFox Schiff LLP

ArentFox Schiff LLP